UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): December 29, 2022

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2022, Centrus Energy Corp. (“Centrus” or the “Company”) entered into a Voting Rights Agreement (the “Voting Agreement”) with Mr. Morris Bawabeh, Kulayba LLC and M&D Bawabeh Foundation, Inc. (collectively, the “MB Group”). Pursuant to the terms of the Voting Agreement, each member of the MB Group and each Permitted Transferee (as defined in the Voting Agreement) agreed, at the Company’s 2023 and 2024 annual meetings of stockholders and at any other vote (collectively, the “Annual and Other Meetings”) by the holders of the Company’s Class A Common Stock (the “Common Stock”), to (i) cause, in the case of all Common Stock owned of record, and (ii) instruct and cause the record owner, in the case of all shares of Common Stock of which MB Group is a Beneficial Owner (as defined in the Voting Agreement), but not owned of record, directly or indirectly, by it, or by any MB Affiliate (as defined in the Voting Agreement), as of the applicable record date, in each case entitled to (i) be present for quorum purposes, and (ii) vote, as follows: (a) for all directors nominated by the Company’s Board of Directors (the “Board”) for election, (b) for all other proposals, in accordance with the recommendation of the Board, and (c) for any Company proposed adjournments thereof. In addition, each member of the MB Group agreed to not directly or indirectly gift, sell, dispose or otherwise transfer any shares of Common Stock unless the transferee agreed to be bound to the same voting conditions at the Annual and Other Meetings, except with respect to any sale or disposition of Common Stock on a national securities exchange or any sale or disposition of Common Stock underlying the New Warrant (as defined below) to any person that is not affiliated, associated or otherwise related to any member of the MB Group. In exchange, the Company agreed to amend and restate that certain Amended and Restated Warrant to Purchase Common Stock of Centrus Energy Corp., held by Kulayba LLC and dated October 17, 2022 (the “Warrant”), to extend the term of the Warrant to February 5, 2024, subject to the other terms of the Warrant (as so amended and restated, the “New Warrant”). The Warrant was originally issued on February 5, 2021, and immaterial amendments were made on October 17, 2022.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Warrant and Voting Agreement, copies of which are expected to be filed as exhibits to Centrus’ annual report on Form 10-K for the year ending December 31, 2022.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference. As described in Item 1.01, in connection with the entry into the Voting Agreement, the Company agreed to amend and restate the Warrant into the New Warrant, pursuant to which the Company may be deemed to have offered and sold to Kulayba LLC the 250,000 shares of Common Stock underlying the New Warrant, exercisable immediately after the closing of the Exchange.

The offer and sale of the New Warrant and the shares of Common Stock underlying the New Warrant by the Company to Kulayba LLC were effected pursuant to the exemption from registration under the Securities Act of 1933 set forth in Section 4(a)(2) of the Securities Act of 1933.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Warrant and Voting Agreement, copies of which are expected to be filed as exhibits to Centrus’ annual report on Form 10-K for the year ending December 31, 2022.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

101	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	December 29, 2022	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer